UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2021

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706

(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06	Material Impairments.

On February 10, 2021, the Board of Directors of TimkenSteel Corporation (the “Company”) approved a plan to indefinitely idle the Company’s Harrison melt and cast assets in Canton, Ohio, late in the first quarter of 2021. Going forward, all of the Company’s melting and casting activities will take place at the Faircrest location, also located in Canton, Ohio. The Company is working collaboratively with employees, suppliers and a number of customers to ensure a well-organized and efficient transition. The Company’s rolling and finishing operations at Harrison will not be impacted by these actions.

At this time, the Company is still reviewing Harrison melt and cast related assets to determine potential alternative uses for selected assets. As a result, the Company estimates that it will recognize non-cash charges of between $8 million and $10 million related to the write down of the associated Harrison melt and cast assets in the first quarter of 2021. The Company does not anticipate incurring any required cash expenditures related to these charges.

There are approximately 100 Canton-based hourly employees, represented by the United Steelworkers, potentially impacted by this decision. Position eliminations will be processed in accordance with the terms and conditions of the 2017 Basic Labor Agreement between TimkenSteel Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 2003. As such, the ultimate number of employees impacted is unknown at this time.

Estimated annual cash savings from the idling of Harrison’s melt and cast assets are $15 million to $20 million.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the federal securities laws. In particular, the statements regarding the Company’s expectations for the indefinite idling of the Company’s Harrison melt and cast assets, including the amount and timing of charges and estimated savings related to this action, are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the nature and timing of employee terminations and determinations regarding alternative uses for the idled assets. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, Joseph A. Carrabba notified the Company’s Board of Directors of his decision not to stand for re-election as a director at the Company’s 2021 Annual Meeting of Shareholders. Mr. Carrabba further notified the Board that his decision was for personal reasons and not due to any disagreement with the Company. Mr. Carrabba will continue to serve as a member of the Board of Directors until his current term expires at the 2021 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2021

TimkenSteel Corporation

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Executive Vice President, General Counsel and Secretary